Exhibit 1.1

TULLY’S COFFEE CORPORATION

3,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August __, 2007

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

Tully’s Coffee Corporation, a Washington corporation (the “Company”), proposes, on the terms and subject to the conditions stated herein, to issue and sell an aggregate of 3,500,000 shares (the “Firm Securities”) of common stock of the Company, no par value (“Common Stock”), to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”). In addition, the Company also proposes to grant the Underwriters an option to purchase up to an additional 525,000 shares of Common Stock (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Securities.” The Company hereby confirms the agreement with you, acting as the Representative of the Underwriters.

1      Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-142438) covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), including the preliminary prospectus relating to the Securities. Such registration statement, including the exhibits and schedules thereto, at the time it became effective, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall be deemed to include any Rule 462(b) Registration Statement. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the Securities Act Regulations before a prospectus in final form is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Time of Sale

Prospectus.” The final prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is herein called the “Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act Regulations) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is ___:___ _.m. (Eastern Time) on the date of this Agreement. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is contained in the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(e).

(c)    The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other documents and information listed in Schedule D hereto, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed in Schedule D does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(e).

(d)    The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been initiated or are pending or, to the Company’s knowledge, are contemplated by the Commission.

(e)    The Time of Sale Prospectus and the Registration Statement comply, and the Prospectus and any amendments or supplements thereto will comply, in all material respects, with the Securities Act and the Securities Act Regulations. The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendments or supplements thereto, as of its applicable date and on each Delivery Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(e). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

(f)    The Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will be, identical in substance to the versions of the Time of Sale Prospectus transmitted, and the Prospectus that will be transmitted, to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g)    At the time of filing the Registration Statement and at the date of this Agreement, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act Regulations).

(h)    The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, taken as a whole, or (ii) the long-term debt or capital stock of the Company or any of its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)    Spinelli Coffee Corporation, a California corporation, Tully’s Bellaccino, LLC, a Washington limited liability company, and Tully’s Coffee Asia Pacific, Inc., a Nevada corporation (each, a “Subsidiary” and collectively, the “Subsidiaries”), are the only subsidiaries of the Company within the meaning of Rule 405 of the Securities Act Regulations. The Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other entity other than the Subsidiaries. The Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture, association or other entity other than the Subsidiaries. All of the outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(j)    Each Subsidiary has been duly incorporated or organized and is validly existing and in good standing as a corporation or limited liability company under the laws of its State of incorporation or formation, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(k)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity.

(l)    The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” as of the date set forth therein. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights and were issued and sold in compliance with all applicable federal and state securities laws; provided that, to the extent that the Specified Shares were issued in violation of certain shareholders’ preemptive rights under the Washington Business Corporation Act, RCW 23B.06.300 (the “Potential Violation”), the Specified Shares may not have been validly issued. “Specified Shares” means all shares of capital stock of the Company issued between July 16, 1992 and October 26, 1999, other than an aggregate of shares of capital stock issued (i) pursuant to the Company’s initial plan of financing, (ii) as compensation to directors, officers, agents, or employees of the Company or its Subsidiaries or affiliates, (iii) to satisfy conversion or option rights created to provide compensation to directors, officers, agents, or employees of the Company or its subsidiaries or affiliates, and (iv) for consideration other than for money. All of the issued and outstanding shares of common stock of the Company conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus. Except as described in the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, convertible debt securities or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, shares of capital stock of the Company or any security convertible or exchangeable or exercisable for shares of capital stock of the Company.

(m)    Between February 1994 and October 1999, the Company issued shares of common stock and investment units (consisting of shares of preferred stock and common stock purchase warrants) in several offerings (the “Specified Financings”). During this period, shareholders of the Company had preemptive rights under the Washington Business Corporation Act, RCW 23B.06.300, to acquire proportional amounts of the Company’s unissued shares upon the decision of the board of directors to issue them. In order to address potential claims that shareholders of the Company during this period may not have been given the opportunity to exercise their preemptive rights in connection with the Specified Financings, in 2005 the Company engaged in an offering of its common stock and investment units under a registration statement on Form S-1 (Registration No. 333-115428) (the “Rights Offering”) to shareholders who had preemptive rights with respect to the shares offered in the Specified Financings. Pursuant to the Rights Offering, the Company distributed rights to purchase securities upon the same terms as those that it issued between February 1994 and October 1999, thereby offering shareholders the opportunity to be put in the same position they would have been in had they exercised their preemptive rights at the time of the Specified Financings. In addition, the subscription agreement for exercising rights in the Rights Offering contained a waiver and release of all claims the shareholder might have with respect to the stock issuances giving rise to the Rights Offering, and the exercise of rights to purchase shares in the Rights Offering was made contingent on the release of any claims based on unsatisfied preemptive rights to purchase shares the Specified Financings. Each such waiver is enforceable in accordance with its respective terms. No shareholder has manifested an awareness of and present intention to assert a possible claim related to the Specified Financings or the Potential Violation, the Company has affirmative defenses against any such potential claims, and the likelihood that a potential claim arising from the Potential Violation could be successfully asserted against the Company is low, and the Company reasonably believes that no such claim or claims, if asserted, would be material to the business, condition (financial or otherwise), results of operations, stockholder’s equity, properties or prospects of the Company and its subsidiaries, taken as a whole.

(n)    The Securities have been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims and will have been issued in compliance with all applicable federal and state securities laws. The issuance and sale of the Securities will not be subject to any preemptive rights, rights of first refusal or similar rights and the Securities will conform to the description thereof in the Time of Sale Prospectus and the Prospectus.

(o)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

(p)    No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any other third party is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act or as may be required by state securities or “blue sky” laws or the by-laws and rules of the NASD.

(q)    The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default or, except as disclosed in the Registration Statement and the Prospectus, Repayment Event (as defined below) under (i) the articles of incorporation, by-laws or similar constitutional documents of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement, note or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Subsidiaries or any of their property, assets or operations, except, with respect to clause (ii), for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of the Subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(r)    None of the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, by-laws or similar constitutional documents, or (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except, with respect to clause (ii), for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)    Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its business as presently conducted and as proposed to be conducted as described in the Time of Sale Prospectus and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in the Time of Sale Prospectus and the Prospectus and (ii) such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. The Company and the Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would materially interfere with the use made or to be made of such property by them. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(t)    Each of the Company and the Subsidiaries has all requisite corporate or limited liability company power and authority, as the case may be, and, except as would not have a Material Adverse Effect, each has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from the appropriate federal, state or local governmental or regulatory agencies or bodies and all third parties, foreign and domestic (collectively, “Consents”), to own and lease its properties and conduct its business as it is now being conducted and as it is proposed to be conducted and as described in the Registration Statement and the Prospectus; each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings that has resulted in or, if decided adversely to the Company or any Subsidiary, would result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not result in a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Time of Sale Prospectus and the Prospectus.

(u)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(v)    No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or threatened or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers or contractors.

(w)    Each of the Company and the Subsidiaries (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary to conduct its business as it is now being conducted and as it is proposed to be conducted and as described in the Time of Sale Prospectus and the Prospectus and (ii) has no reason to believe that the conduct of its business does or will conflict with, and has not received any notice of any claim of conflict with, any such right of others. To the Company’s knowledge, all material technical or trade secret information developed by and belonging to the Company that has not been patented has been kept confidential. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured or sell the current products of the Company and its Subsidiaries or those products described in the Time of Sale Prospectus and the Prospectus. There is no infringement by third parties of any such Intellectual Property; except as described in the Time of Sale Prospectus and Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(x)    Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or, to the Company’s knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

(y)    Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate. No such plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”). No lien in favor of any such plan has arisen under Section 302(f) of ERISA or Section 412(n) of the Code. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of the Subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(z)    The Company and the Subsidiaries have filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon and, if due and payable, and any related or similar assessment, fine or penalty levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would have, a Material Adverse Effect.

(aa)    Each of the Company and the Subsidiaries maintain insurance of the types, in the amounts and covering such risks as generally deemed adequate for the conduct of its business and the value of its properties and, to the Company’s knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(bb)    Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of the Company’s or any Subsidiary’s respective employees or agents has at any time during the last five years made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(cc)    No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Securities Act Regulations to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Time of Sale Prospectus and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(dd)    None of the Subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company (or any other Subsidiary that owns all of the capital stock of such Subsidiary), (ii) repaying to the Company or any other Subsidiary any loans or advances to such Subsidiary from the Company or such other Subsidiary or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

(ee)    Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Time of Sale Prospectus and the Prospectus any loss or interference with its business material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its Subsidiaries, individually or taken as a whole, or (ii) the long-term or short-term debt or capital stock of the Company or any of the Subsidiaries. Since the date of the latest balance sheet presented in the Time of Sale Prospectus and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions that are disclosed in the Time of Sale Prospectus and the Prospectus.

(ff)    The consolidated financial statements and supporting schedules, including the notes thereto, included in the Time of Sale Prospectus and the Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case for the respective periods to which they apply, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, including, without limitation, any pro forma or as adjusted financial statements otherwise required to be included in accordance with Regulation S-X. The summary and selected historical financial data and other financial information of the Company included in the Time of Sale Prospectus and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Time of Sale Prospectus and the Prospectus. The other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and the Subsidiary and present fairly, in all material respects, the information shown thereby. The Registration Statement, the Time of Sale Prospectus, the Disclosure Package and the Prospectus include all financial and other information required to be included in connection with the presentation of “non-GAAP financial measures” (as defined in Item 10 of Regulation S-K) therein, and the presentation of such non-GAAP financial measures therein complies with Regulation G and Item 10 of Regulation S-K, as applicable. The Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Prospectus and the Prospectus.

(gg)    Moss Adams, LLP, who have audited and reviewed the financial statements and supporting schedules of the Company and its consolidated subsidiaries included in the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).

(hh)    Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)    The Company has established and maintains “disclosure controls and procedures” (as such term is defined in the Rules 13a-15(e) and 15d-15(e) of the Exchange Act Regulations) and “internal control over financial reporting” (as such term is defined in the Rules 13a-15(f) and 15d-15(f) of the Exchange Act Regulations). As of June 30, 2007, the Company’s disclosure controls and procedures were effective. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 2) in the design or operation of the Company’s internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(jj)    Neither the Company nor, to the Company’s knowledge, any of its directors or executive officers, in their capacities as such, is in material breach or violation of Sections 202, 301-304, 306, 401-404, 406-407, 409, 802, 806, 807, 906, 1102 or 1107 of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith.

(kk)    The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ll)    The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission via EDGAR.

(mm)    The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The outstanding shares of Common Stock have been approved for listing on the Nasdaq Global Market (“Nasdaq”). The Securities have been approved for quotation on Nasdaq upon issuance or sale. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(nn)    Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock in order to facilitate the sale or resale of the Securities or otherwise.

(oo)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of the Subsidiaries or any of their respective officers, directors, shareholders, employees or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(pp)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq)    Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)    To the Company’s knowledge, the Company and the Subsidiaries are conducting their business in compliance with the Fair Labor Standards Act of 1938, as amended, the rules and regulations of the federal Food and Drug Administration, and all applicable federal, state and local laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, the purchase of alcoholic beverages (including, but not limited to, liquor licenses, “tied house” statutes and “dram shop” statutes), environmental matters, zoning, land use and franchises, except where the failure to be so in compliance would not have a Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2      Sale, Purchase and Delivery of Securities.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto, at a purchase price of $______ per share, and in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Securities as provided below, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share set forth in this Section 2(a), the number of Optional Securities (to be adjusted by the Representative to eliminate fractional shares of Common Stock) that bears the same proportion to the total number of Optional Securities to be purchased as the Firm Securities as set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Securities.

(b)    The Company hereby grants to the Underwriters the right to purchase, severally and not jointly, at their election, up to 525,000 Optional Securities, at the purchase price per share set forth in Section 2(a) above, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representative but in no event earlier than the First Delivery Date (as defined below) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)    The several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

(d)    The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the accounts of such Underwriters, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Delivery Date (as defined below) with respect thereto at the office of Stoel Rives, LLP, 600 University Street, Suite 3600, Seattle, Washington 98101, or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Firm Securities, August [•], 2007 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Securities, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities, or such date as the Representative and the Company may agree upon in writing. Such date for delivery of the Firm Securities is herein called the “First Delivery Date,” each date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)    Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3      Certain Agreements of the Company.    The Company covenants to and agrees with each of the Underwriters:

(a)    If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(b)    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) of the Securities Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Securities Act Regulations; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(c)    Promptly, from time to time, to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d)    No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus or registration notice is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or registration notice is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus or registration notice in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)    To make generally available to its securityholders within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) of the Securities Act Regulations), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158).

(f)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing (other than pursuant to employee option plans existing on the date of this Agreement), without the prior written consent of the Representative; provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this Section 3(f) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions shall not apply to (a) the grant by the Company of options to purchase shares of Common Stock under the 2004 Stock Option Plan, provided, however, that any shares issued pursuant to such plan shall be subject to the restrictions contained in the preceding paragraph; and (b) the issuance by the Company of shares of Common Stock upon the exercise of warrants or options, or upon the conversion of warrants or preferred stock, outstanding on the date hereof.

(g)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(h)    To use its best efforts to list, subject to official notice of issuance, the Securities on Nasdaq prior to the First Delivery Date and to maintain such listing and to file with Nasdaq all documents and notices required in connection with such listing.

(i)    To engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(j)    Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in connection with the distribution of the Securities.

(k)    To cause each executive officer and director of the Company and each stockholder listed on Schedule C to execute and deliver to the underwriters a lock-up letter agreement substantially to the effect set forth in the form attached hereto as Schedule B.

(l)    To comply with all of the provisions of any undertakings in the Registration Statement.

(m)    If the Company elects to rely upon Rule 462(b) of the Securities Act Regulations, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Securities Act Regulations.

(n)    The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the First Delivery Date or the Optional Delivery Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Securities and the Optional Securities.

(o)    The Company represents that it has not made without the prior consent of the Representative, and agrees that it will not make without the prior consent of the Representative, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act Regulations).

(p)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(q)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 6(e).

4      Expenses.    The Company will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Securities on Nasdaq; (e) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Securities; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

5      Conditions of the Obligation of the Underwriters.    The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 3(b) hereof; all material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) of the Securities Act Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

(b)    The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any Issuer Free Writing Prospectus any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the judgment of counsel for the Underwriters, is material or omits to state a fact that, in the judgment of counsel for the Underwriters, is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Stoel Rives, LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative, in the form attached hereto as Schedule E.

(c)    Carney Badley Spellman, P.S., counsel for the Company, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that:

(i)    The shares of capital stock of the Company that were issued from and after July 16, 1992 and prior to October 1, 2000 and are currently outstanding have been duly authorized, were validly issued, and are fully paid and nonassessable. Except as described in the Time of Sale Prospectus and the Prospectus, to such counsel’s knowledge, there are no outstanding options, warrants, convertible debt securities or other rights to purchase or cause to be purchased, agreements or other obligations to issue or purchase, or rights to convert any obligation into or exchange any securities for, shares of capital stock of the Company or any security convertible or exchangeable or exercisable for shares of capital stock of the Company; and

(ii)    To such counsel’s knowledge and except as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings, pending or threatened, to which the Company or any of the Subsidiaries is a party or to which any of the property or assets of the Company or any of the Subsidiaries is subject.

(d)    Jones Day, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative.

(e)    The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representative, from Moss Adams, LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter delivered on the First Delivery Date shall use a “cut-off date” not earlier than the third day prior to such Delivery Date.

(f)    The Company shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date thereof and provided that any reference therein to the First Delivery Date shall be deemed to refer to the applicable Delivery Date on which such certificate is delivered; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

(ii)    No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and, to such person’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

(iii)    No stop order suspending or preventing the use of the Prospectus or any part thereof has been issued and, to such person’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

(iv)    When the Registration Statement became effective and at all times subsequent thereto up to the date of this Agreement, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth.

(v)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and Prospectus, except as set forth in the Time of Sale Prospectus and the Prospectus, there has not been any (a) material change in the capitalization of the Company or any of the Subsidiaries, (b) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (c) material adverse change, nor any development or event involving a prospective material adverse change, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, or (ii) the long-term debt or capital stock of the Company or any of the Subsidiaries, (d) transaction that is material to the Company and the Subsidiaries taken as a whole contemplated or entered into by the Company or any of the Subsidiaries, (e) obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (f) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g)    (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus and (ii) subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole, or (B) the long-term or short-term debt or capital stock of the Company or any of the Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(h)    On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by United States federal or New York, Ohio or Washington state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(i)    The Representative shall have received from each executive officer and director of the Company and the shareholders listed on Schedule C an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Schedule B.

(j)    The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

6      Indemnification and Contribution.

(a)    The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or in any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and its respective affiliates, directors, officers, employees or controlling persons for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, any such amendment or supplement or any Issuer Free Writing Prospectus or Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e). This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, other liability under this Agreement.

(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or in any amendment or supplement thereto, or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or any such amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any local counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)    Prior to the First Delivery Date, the Underwriters shall deliver a letter to the Company identifying the statements furnished by them in writing expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus are the statements to be contained in such letter.

7      Default of One or More of the Several Underwriters.    If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 10 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 7. Any action taken under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8      Default by the Company.    If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 8 shall relieve the Company from liability, if any, in respect of such default.

9      Termination.    The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 5(g) or (h) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 10 hereof.

10    Reimbursement of Underwriters’ Expenses.    If (a) the Company shall fail to tender the Securities for delivery to the Underwriters under this Agreement for any reason other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11    Notices.    All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets, Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Thomas Wise (Facsimile: 216-689-4121; Telephone: 216-689-0509);

with a copy (which shall not constitute notice) to Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303, Attention: Stephen E. Gillette, Esq. (Facsimile: 650-739-3900; Telephone: 650-739-3939);

(b)    if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 3100 Airport Way South, Seattle, Washington 98134, Attention: Kristopher Galvin (Facsimile: 206-233-2075; Telephone: 206-233-2071);

with a copy (which shall not constitute notice) to Stoel Rives, LLP, One Union Square, Suite 3600, 600 University Street, Seattle, Washington 98101, Attention: Christopher J. Voss, Esq. (Facsimile: 206-386-7500; Telephone: 206-386-7505).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

12    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the affiliates of each Underwriter, the respective officers, directors, employees and agents of each Underwriter and its affiliates, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13    Survival.    The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14    Absence of Fiduciary Relationship.    The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, and (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and independent financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

16    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

17    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18    Covenants of the Underwriters.    Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Tully’s Coffee Corporation

By:
Name: John Buller Title: President

Accepted and agreed by: KeyBanc Capital Markets Inc. Acting as Representative of the several Underwriters named in attached Schedule A KeyBanc Capital Markets Inc.

By:
Name: Title:

SCHEDULE A

Underwriters	Number of Firm Securities to be Purchased
KeyBanc Capital Markets Inc.
D.A. Davidson & Co.
Stifel, Nicolous & Company, Incorporated

Total

A-1

SCHEDULE B

FORM OF LOCK-UP LETTER AGREEMENT

B-1

SCHEDULE C

SIGNATORIES TO LOCK-UP LETTERS

C-1

SCHEDULE D

ADDITIONAL INFORMATION INCLUDED IN DISCLOSURE PACKAGE

D-1

SCHEDULE E

FORM OF OPINION OF STOEL RIVES LLP

E-1